Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-3

(Form Type)

ImmunityBio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	2,432,894(2)	$5.37(3)	$13,064,640.78	$147.60 per $1,000,000.00	$1,928.34

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	2,029,216(4)	$5.37(3)	$10,896,889.92	$147.60 per $1,000,000.00	$1,608.38

	Total Offering Amounts					$23,961,530.70		$3,536.72

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,536.72

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock.

(2)	This registration statement registers the resale of 2,432,894 shares of outstanding shares of common stock of the Registrant held by the selling stockholders.
(3)

Represents shares that may be sold by the selling stockholders identified in the registration statement. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the Nasdaq Global Select Market on March 26, 2024.

(4)

This registration statement registers the resale of up to $10,000,000 of shares of our common stock (the “Option Shares”) that are issuable upon the exercise of an option (the “Option”) by the selling stockholders. The number of Option Shares will be determined based on an exercise price per share to be determined by the 30-day trailing volume weighted average price of the common stock, calculated from the date of exercise. This table calculates the number of shares to be issued based on an assumed exercise price equal to the 30-day trailing volume weighted average price of the common stock, calculated as of March 26, 2024.